Exhibit 99.1

Certification Pursuant to 18 U.S.C. 1350

The undersigned officers certify that this Quarterly Report on Form 10-Q complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

ROYALE ENERGY, INC.

Date: November 13, 2002	Stephen M. Hosmer
Stephen M. Hosmer, Chief Financial Officer

ROYALE ENERGY, INC.

Date: November 13, 2002	Donald H. Hosmer
Donald H. Hosmer, President and
Chief Executive Officer